Exhibit 3.1

[YUKON LOGO]

                           BUSINESS CORPORATIONS ACT
                                     FORM 5

                            CERTIFICATE OF AMENDMENT

                             SMARTIRE SYSTEMS INC.



         I hereby certify that the articles of the above-mentioned corporation were amended:

- under section 16 of the Business Corporations Act to change the name of the corporation in accordance with the attached notice.

- under section 30 of the Business Corporations Act as set out in the attached Articles of Amendment.

x under section 179 of the Business Corporations Act as set out in the attached Articles of Amendment.

- under section 194 of the Business Corporations Act as set out in the attached Articles of Reorganization.

- under section 195 of the Business Corporations Act as set out in the attached Articles of Reorganization.



[CORPORATE SEAL]

Corporate Access Number: 29955
Date: 2994-12-10
                                                /s/ Valerie Lewis
                                                ------------------------
                                                M. Richard Roberts
                                                Registrar Corporations